                                                                     Exhibit 4.5

                             FORM OF EXCHANGE NOTE

                              U.S. GLOBAL SECURITY

                         TYCO INTERNATIONAL GROUP S.A.

                              6 1/8% Note due 2007

   THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

   UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF MORGAN GUARANTY TRUST COMPANY OF NEW YORK, BRUSSELS OFFICE, AS OPERATOR OF THE EUROCLEAR SYSTEM ("EUROCLEAR"), CLEARSTREAM BANKING, SOCIETE ANONYME, LUXEMBOURG ("CLEARSTREAM, LUXEMBOURG"), OR THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF (AND, IN THE CASE OF DTC, ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF) EUROCLEAR, CLEARSTREAM, LUXEMBOURG, OR DTC, ANY TRANSFER, PLEDGE OR OTHER USE THEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                         TYCO INTERNATIONAL GROUP S.A.

                              6 1/8% Note due 2007

No. 1                                             CUSIP: 902118 AT5

                                                  Common Code: 011557520
Euro 600,000,000                                  ISIN: US902118AT52

   TYCO INTERNATIONAL GROUP S.A., a Luxembourg company (the "Issuer"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of six hundred million Euro ((Euro)600,000,000) on April 4, 2007, at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, in London or in Luxembourg, in euro, and to pay interest thereon annually on April 4 of each year (each, an "Interest Payment Date"; provided, however, that if any Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be the next succeeding Business Day but no additional interest shall be paid in respect of such intervening period), commencing April 4, 2001, the amount of interest on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from April 4, 2000 or from the most recent Interest Payment Date to which interest has been paid or duly provided for until said principal sum has been paid or duly provided for. To the extent interest is required to be calculated for a period of less than one year, it will be calculated on the basis of the actual number of days elapsed divided by the actual number of days in the period from and including the immediately preceding Interest Payment Date to but excluding the next Interest Payment Date.

   For purposes of this Note, "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks and foreign exchange markets in the place of presentation are closed and on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

   The interest payable on any Interest Payment Date which is punctually paid or duly provided for on such Interest Payment Date will be paid to the Person in whose name this Note is registered at the close of business on the March 20 (whether or not a Business Day) immediately preceding such Interest Payment Date (each, a "Regular Record Date"). Interest payable on this Note which is not punctually paid or duly provided for on any Interest Payment Date therefor shall forthwith cease to be payable to the Person in whose name this Note is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date, and such interest shall instead be paid to the Person in whose name this Note is registered at the close of business on the record date established for such payment by notice by or on behalf of the Issuer to the Holders of the Notes mailed by first-class mail not less than 15 days prior to such record date to their last addresses as they shall appear upon the Security register, such record date to be not less than five days preceding the date of payment of such defaulted interest. At the option of the Issuer, interest on the Notes may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Holders of the Notes or (ii) at the expense of the Issuer, by wire transfer to an account maintained by the Person entitled thereto as specified in writing to the Trustee by such Person by the applicable record date of the Notes.

   All references in the Notes (and related Guarantees) to interest shall include any Additional Interest or Additional Amounts.

   Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

   This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

   IN WITNESS WHEREOF, TYCO INTERNATIONAL GROUP S.A. has caused this instrument to be signed by its duly authorized Managing Directors.

Dated:          , 2000
                                          Tyco International Group S.A.

                                          By: _________________________________
                                             Name: Richard W. Brann
                                             Title: Managing Director

                                          By: _________________________________
                                             Name: Eric Lazar
                                             Title: Managing Director

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

   This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                        The Bank of New York, as Trustee

                                        By: ________________________________
                                                Authorized Signatory

                                   GUARANTEE

   For value received, TYCO INTERNATIONAL LTD. hereby absolutely, unconditionally and irrevocably guarantees to the holder of this Note the payment of principal of, and interest on, the Note upon which this Guarantee is endorsed in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of such Note, if lawful, and the payment or performance of all other obligations of the Issuer under the Indenture or the Notes, to the holder of such Note and the Trustee, all in accordance with and subject to the terms and limitations of such Note and Article Thirteen of the Indenture. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Note. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof. All references in this Guarantee to interest shall include any Additional Amounts or Additional Interest.

Dated:     __________, 2000

                                          Tyco International Ltd.

                                          By:__________________________________
                                             Name: Mark H. Swartz
                                             Title:Executive Vice President
                                                    and Chief Financial
                                                    Officer

                                REVERSE OF NOTE

                         TYCO INTERNATIONAL GROUP S.A.

                             6 1/8% Notes due 2007

  1. Indenture. (a) This Note is one of a duly authorized issue of notes of the Issuer (hereinafter called the "Notes") of a series designated as the 6 1/8% Notes due 2007 of the Issuer, initially limited in aggregate principal amount to (Euro)600,000,000, all issued or to be issued under and pursuant to an indenture, dated as of June 9, 1998, as amended and supplemented by Supplemental Indenture No. 13, dated as of April 4, 2000 (as so amended and supplemented, the "Indenture"), among the Issuer, Tyco International Ltd. ("Tyco") and The Bank of New York, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Issuer, Tyco, the Trustee and the Holders of the Notes.

   (b) Other debentures, notes, bonds or other evidences of indebtedness (together with the Notes, hereinafter called the "Securities") may be issued under the Indenture in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary from the Notes and each other, as provided in the Indenture.

   (c) All capitalized terms used in this Note (or the related Guarantee) which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

   2. Amendment and Waivers. (a) The Indenture contains provisions permitting the Issuer, Tyco and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 4.1 of the Indenture or the amount thereof provable in bankruptcy pursuant to Section 4.2 of the Indenture, or impair or affect the rights of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Security so affected, (ii reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected or (ii change the currency denomination of Securities of any series, including the currency denomination of any interest or other payments thereon, without the consent of the Holders of each Security so affected.

   (b) It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

   3. Obligation to Pay Principal, Premium, if Any, and Interest. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, Tyco or any other obligor on the Notes, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note in the manner, at the respective times, at the rate, at the place and in the coin or currency herein prescribed.

   4. Redemption. This Note may be redeemed, in whole but not in part, at the option of the Issuer, at any time upon not less than 30 nor more than 60 days' notice (which notice shall be irrevocable) at a redemption price equal to the greater of (i) 100% of the principal amount of this Note or (ii as determined by the Reference Dealer, (A) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on an annual basis (based on the actual number of days elapsed divided by 365 (or, if any of those days elapsed fall in a leap year, the sum of (x) the number of those days falling in a leap year divided by 366 and (y) the number of those days falling in a non-leap year divided by 365)) at the Reference Dealer Rate, plus 10 basis points, plus (B) in each case, accrued interest thereon to the date of redemption. This Note is also subject to redemption upon certain events of taxation to the extent provided in Article Twelve of the Indenture.

   "Reference Dealer" means either of Merrill Lynch International or J.P. Morgan Securities Ltd. or their respective successors.

   "Reference Dealer Rate" means with respect to the Reference Dealer and any redemption date, the midmarket annual yield to maturity, as determined by the Reference Dealer, of the German Government Bund 6.00% due January 2007 or, if that security is no longer outstanding, a similar security in the reasonable judgment of the Reference Dealer, at 11:00 a.m. (London time) on the fifth business day in London preceding such redemption date quoted in writing to the trustee by such Reference Dealer.

   5. Certain Covenants. The Indenture restricts the Issuer's ability to merge, consolidate or sell substantially all of its assets. In addition, the Issuer is obliged to abide by certain covenants, including covenants limiting the amount of liens it may incur, as well as its ability to enter into sale and leaseback transactions, a covenant limiting the ability of its subsidiaries to incur indebtedness, and a covenant requiring it to pay or discharge all taxes, all as more fully described in the Indenture. All of such covenants are subject to the covenant Defeasance procedures outlined in the Indenture.

   6. Effect of Event of Default. If an Event of Default shall have occurred and be continuing under the Indenture, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

   7. Denominations; Transfer. (a) The Notes are issuable in registered form without coupons in denominations of Euro 1,000 and any multiple of Euro 1,000 at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, in London or in Luxembourg and in the manner and subject to the limitations provided in the Indenture.

   (b) Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, in London or in Luxembourg a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture. This Note may also be surrendered for exchange at the aforesaid office or agency for Notes in other authorized denominations in an equal aggregate principal amount. No service charge shall be made for any registration of transfer or any exchange of the Notes, except that the Issuer may require payment of any tax or other governmental charge imposed in connection therewith.

   (c) A certificate in global form representing all of a portion of the Notes may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or any such nominee to a successor Depositary for such Notes or a nominee of such successor Depositary.

   8. Holder as Owner. The Issuer, Tyco, the Trustee and any authorized agent of the Issuer, Tyco or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and none of the Issuer, Tyco or the Trustee or any authorized agent of the Issuer, Tyco or the Trustee shall be affected by any notice to the contrary.

   9. No Liability of Certain Persons. No recourse under or upon any obligation, covenant or agreement of the Issuer or Tyco in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, or any past, present or future shareholder, officer or director, as such, of the Issuer, Tyco or of any successor corporation of either of them, either directly or through the Issuer, Tyco or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

   10. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Notes other than Holders of Unrestricted Global Notes and Holders of Unrestricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of April 4, 2000, among the Issuer, Tyco International Ltd. and the parties named on the signature pages thereof.

   11. Governing Law. The laws of the State of New York govern the Indenture and this Note.

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

PLEASE INSERT TAXPAYER
IDENTIFICATION NUMBER OF ASSIGNEE

-------------------------------------

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PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE,
OF ASSIGNEE

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the within Note of Tyco International Group S.A. and all rights thereunder and hereby irrevocably constitutes and appoints such person attorney to transfer such Note on the books of Tyco International Group S.A., with full power of substitution in the premises.

Dated:

                                          -------------------------------------
                                                         Signature

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS
        WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. THE SIGNATURE SHOULD BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY, A MEMBER ORGANIZATION OF A NATIONAL STOCK EXCHANGE OR BY SUCH OTHER ENTITY WHOSE SIGNATURE IS ON FILE WITH AND ACCEPTABLE TO THE TRANSFER AGENT.

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

   The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in the Global Note, have been made:

                                                     Principal Amount
          Amount of Decrease  Amount of Increase    of this Global Note   Signature of Authorized
 Date of  in Principal Amount in Principal Amount following such Decrease   Officer of Trustee
Exchange  of this Global Note of this Global Note      (or Increase)         Or Note Custodian
--------  ------------------- ------------------- ----------------------- -----------------------

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*  This Schedule may be used by the Trustee in respect of a Global Note, and, if so used, shall be deemed a part thereof for all purposes.